UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2012

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor Las Vegas,

Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 16, 2012, Boyd Gaming Corporation (“Boyd Gaming”) announced the closing of the offering of $350 million aggregate principal amount of 8.375% senior notes due 2018 (the “Notes”) by Boyd Acquisition Sub, LLC (“Merger Sub”), an indirect wholly-owned subsidiary of Boyd Gaming, and Boyd Acquisition Finance Corp. (“Boyd Finance Co.,” and together with Merger Sub, the “Issuers”), a direct wholly-owned subsidiary of Merger Sub. The Notes were issued in connection with Boyd Gaming’s previously announced acquisition (the “Acquisition”) of Peninsula Gaming, LLC (the “Company”).

Boyd Gaming’s press release announcing the closing of the offering of the Notes is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons under Regulation S of the Securities Act.

The Notes were issued pursuant to an Indenture dated as of August 16, 2012 (the “Indenture”) by and among the Issuers, and U.S. Bank National Association, as trustee (the “Trustee”). Upon the consummation of the Acquisition, the Company and Peninsula Gaming Corp. (“Finance Co.”) will assume the obligations of Merger Sub and Boyd Finance Co. under the Indenture and will become the Issuers under the Indenture. The Indenture provides that the Notes bear interest at a rate of 8.375% per annum. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2013. The Notes mature on February 15, 2018. Prior to the consummation of the Acquisition, the Notes will not be guaranteed. Upon the consummation of the Acquisition, the Notes will be fully and unconditionally guaranteed by each of the Company’s subsidiaries (other than Finance Co.).

If the Acquisition is not consummated by February 1, 2013, or upon the occurrence of certain other events, the Notes are subject to a special mandatory redemption. The special mandatory redemption price is 100% of the initial issue price of the Notes, plus accrued and unpaid interest, up to, but excluding, the payment date of such mandatory redemption price. Pending the consummation of the Acquisition, an amount equal to 100% of the issue price of the Notes plus an amount equal to interest that will accrue on the Notes from August 16, 2012 to, but not including, the latest possible special mandatory redemption date, was deposited into an escrow account and pledged as collateral for the benefit of the holders of the Notes pursuant to the terms of an Escrow and Security Agreement dated as of August 16, 2012 by and among the Issuers, the Trustee and U.S. Bank National Association, as escrow agent. The release of the escrow funds to the Issuers is subject to the closing of the Acquisition.

Prior to August 15, 2014, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date, plus a make whole premium.

The Issuers may redeem some or all of the Notes at any time on or after August 15, 2014 at the redemption prices specified below, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date:

Year	Price
August 15, 2014	106.281%
August 15, 2015	104.188%
August 15, 2016 and thereafter	100.000%

In addition, at any time prior to August 15, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date, with the net cash proceeds that the Issuers raise in one or more equity offerings.

The Indenture contains customary covenants and events of default provisions.

The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is included as part of the Indenture attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 16, 2012, announcing the closing of the Notes offering.

99.2	Indenture governing the Issuers’ 8.375% Senior Notes due 2018, dated August 16, 2012, by and among the Issuers and U.S. Bank National Association, as trustee.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boyd Gaming Corporation

Date: August 21, 2012	/s/ Josh Hirsberg
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 16, 2012, announcing the closing of the Notes offering.

99.2	Indenture governing the Issuers’ 8.375% Senior Notes due 2018, dated August 16, 2012, by and among the Issuers and U.S. Bank National Association, as trustee.